CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of AMG Funds of our reports dated February 24, 2023, relating to the financial statements and financial highlights, which appears in AMG Renaissance Large Cap Growth Fund’s, AMG TimesSquare Emerging Markets Small Cap Fund’s, AMG TimesSquare International Small Cap Fund’s, AMG TimesSquare Small Cap Growth Fund’s, AMG TimesSquare Mid Cap Growth Fund’s, AMG TimesSquare Global Small Cap Fund’s, AMG GW&K Municipal Bond Fund’s, AMG GW&K Municipal Enhanced Yield Fund’s, AMG GW&K Small Cap Core Fund’s, AMG GW&K Small/Mid Cap Core Fund’s (formerly AMG GW&K Small/Mid Cap Fund), AMG GW&K Small Cap Value Fund’s, AMG Yacktman Focused Fund’s, AMG Yacktman Global Fund’s, AMG Yacktman Fund’s and AMG Yacktman Special Opportunities Fund’s Annual Reports on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm”, “Financial Statements”, and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

April 28, 2023